Exhibit 32.1

STATEMENT FURNISHED PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

This statement is being furnished in connection with the filing by Astoria Financial Corporation (the “Company”) of the Company’s Annual Report on Form 10-K for the year ended December 31, 2015 (the “Report”).

By execution of this statement, the undersigned, Monte N. Redman, as President and Chief Executive Officer of the Company, and Frank E. Fusco, as Senior Executive Vice President and Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(A)	the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)) and

(B)
the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company as of the dates and for the periods covered by the Report.

February 29, 2016	/s/	Monte N. Redman
Dated		Monte N. Redman
President and Chief Executive Officer

February 29, 2016	/s/	Frank E. Fusco
Dated		Frank E. Fusco
Senior Executive Vice President and
Chief Financial Officer